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                                                                   EXHIBIT 10.16

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

               THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this Agreement) is entered into as of February 5, 2001, by and between Pacific Sunwear of California, Inc., a California corporation (the "Company"), and Greg H. Weaver ("Executive").

               The Company desires to employ Executive, and Executive desires to be an employee of the Company, pursuant to the terms and conditions set forth herein.

               In consideration of the foregoing and the promises and covenants set forth below, the parties agree as follows:

               1. EMPLOYMENT. The Company hereby employs Executive as Chairman of the Board of Directors and Chief Executive Officer, and Executive agrees to be employed in such positions during the term of this Agreement. Executive shall devote his full time and efforts to perform his duties faithfully and diligently and, to the best of his ability, to advance the interests of the Company.

               2. COMPENSATION. The Company shall pay Executive a base salary of $735,000 per year, with such increases as may be approved by the Company's Board of Directors, payable in accordance with the Company's practices in effect from time to time. Notwithstanding the foregoing, the minimum annual adjustment to the base salary of Executive, commencing February 5, 2001, shall be equal to the greater of (i) the percentage by which the Consumer Price Index for the last month of the then current year of the term of this Agreement shall have increased as compared to the Consumer Price Index of the same month of the immediately preceding year and (ii) 5% of Executive's then annual base salary. "Consumer Price Index" refers to the Consumer Price Index - Los Angeles Metropolitan Area - All items compiled by the U.S. Department of Labor, Bureau of Labor Statistics, based on 1967 as 100.

               In addition, Executive shall receive a monthly car lease allowance of $900 per month, reimbursement for all other automobile expenses, family medical insurance, five weeks vacation per year and other benefits that are comparable to the benefits offered to other executive officers of the Company in general. The Company also shall provide Executive with a $1,000,000 term life insurance policy wherein Executive or a person designated by Executive is the beneficiary, subject to Executive completing and passing any required physical examinations. The Company also shall reimburse Executive for all out-of-pocket expenses reasonably incurred and paid by him in the performance of his duties pursuant to this Agreement. Such reimbursement shall be in accordance with the Company's policies, and Executive shall furnish to the Company the documentation required to support the deductibility of such expenses for federal income tax purposes. All payments made under this Agreement are subject to all deductions required by law.

               Executive also shall be entitled to participate in an annual bonus program wherein Executive shall receive with regard to 2001 and thereafter, a bonus equal to a percentage of his base salary, not to exceed 200% (100% x 200%) of his base salary based upon the achievement of financial performance criteria to be established by the Company in consultation with Executive. The bonus payment, if any, shall be made reasonably promptly after audited financial statements are available to the Company for the purpose of determining the satisfaction of the financial performance criteria.



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               Notwithstanding the foregoing, if the Company determines in good faith that there is a reasonable likelihood that any bonus payable to Executive would not be deductible by the Company for federal income tax purposes solely by reason of the limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), then to the extent reasonably deemed necessary by the Company to ensure that the entire amount of such bonus is deductible, the Company may defer payment of all or any portion of such bonus. The amount of bonus so deferred shall accrue interest at the rate of 7.5% per year, compounded monthly, until paid. The amount of such deferred bonus and accrued interest shall be paid to Executive (or his estate in the event of his death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to Executive for the taxable year of the Company for which the payment is made will not be limited by Section 162(m).

               3.   TERM.

               (a) The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on February 1, 2002; provided, however, if the Company does not give Executive written notice at least 60 days prior to the end of the Term of the Company's intention to not have the Term extended for a one year period, then the Term shall automatically be extended for one year and shall be automatically extended each year thereafter unless the Company gives Executive written notice at least 60 days prior to the end of the Term (any such notice being a "60 Day Notice") of the Company's intention not to extend the Term.

               (b) The Term may be terminated at any time upon the occurrence of any of the following events:

                      (1) The death or permanent disability of Executive;

                      (2) Executive's voluntary resignation;

                      (3) Executive's discharge for cause; or

                      (4) Upon the 30th day following written notice of
               termination other than for cause (the "Termination Without Cause Notice") from the Company to Executive.

                      (c) Executive shall be considered permanently disabled if
               Executive is absent from employment or unable to render services hereunder on a full-time basis by reason of physical or mental illness or disability for six months or more in the aggregate in any consecutive twelve month period during the Term.

                      (d) As used in Paragraph 3(b)(2), "voluntary resignation"
               means Executive has resigned for any reason other than at the express written request, whether or not for cause, of the Board.

                      (e) As used in Paragraph 3(b)(3) and Paragraph 3(b)(4),
               "cause" shall


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               mean only that (i) Executive has refused to perform or discharge his material obligations or duties hereunder for 30 days after notice from the Board of such refusal, or (ii) Executive has engaged in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Company.

                      (f) If this Agreement is terminated pursuant to Paragraphs
               3(b)(1), 3(b)(2) or 3(b)(3), this Agreement shall terminate immediately or at such later date as shall be designated by the Board and all of Executive's rights hereunder shall terminate effective upon such termination, except for payment of amounts earned by or owed to Executive prior to Executive's termination hereunder, including, without limitation, a Pro Rata Portion of the Bonus (as defined below).

               Except as provided above and as otherwise specified in any notice of termination, Executive shall not continue after termination to be an employee of the Company for any purpose and all rights Executive might thereafter have as an employee pursuant to any plan shall cease except as expressly provided to the contrary in writing under any such plan.

               (g) If the Company should terminate this Agreement pursuant to Paragraph 3(b)(4) by giving a Termination Without Cause Notice or shall at any time give a 60 Day Notice:

               (1) Executive shall cease to be Chairman of the Board of Directors and Chief Executive Officer of the Company, and to hold such other office or position Executive then holds in the Company or any subsidiary or affiliate thereof, effective upon the date specified in the Termination Without Cause Notice or the 60 Day Notice, as the case may be (the "Effective Date"), and if requested by a majority of the members of the Board, shall resign from the Board and from any of the Boards of Directors of the Company's subsidiaries or affiliated companies of which Executive may be a member.

               (2) The Company shall make available to Executive such medical insurance coverage as may be provided to Executive by the Company immediately prior to the termination of Executive's employment with the Company (or such Company insurance coverage which is consistent with the coverage in place from time to time for comparable executives of the Company). The Company shall provide the medical insurance coverage to Executive for a period of one year following the Termination Date. Upon Executive's attainment of new employment (in any capacity) and qualification for medical insurance coverage pursuant to such new employment, the Company shall no longer be obligated to provide medical insurance coverage of any type or nature whether or not a period of one year has lapsed since Executive's termination. Executive agrees to immediately notify the Company concerning his attainment of new employment and medical insurance coverage.

               (3) The Company shall be obligated and shall continue to pay Executive a salary at Executive's then annual salary (without regard to any bonus) for a period of one year following the Effective Date. Such payments shall be made in installments payable as provided in Section 2 hereof. The Company also shall pay Executive in a single payment within 60 days of the end of the Company's fiscal year a "Pro Rata Portion of the Bonus"


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        (as defined below). Pro Rata Portion of the Bonus means an amount equal to any bonus to which Executive would have been entitled had Executive remained an employee for the balance of the fiscal year in which his employment terminated multiplied by a fraction, the numerator of which is the number of days from February 1 to the date of Executive's termination, and the denominator of which is 365.

               (i) It shall be a condition to the obligations of the Company that during the one-year period following the termination date, Executive shall perform consulting services on a non-exclusive basis during the course of his engagement under this Agreement as an advisor to the Board and the Chief Executive Officer ("CEO") of the Company, and shall perform such services as the Board or CEO of the Company shall reasonably request from time to time at the Company's locations.

               (ii) Executive agrees to devote sufficient time and energy to the business of the Company to accomplish the projects assigned by the Board or CEO. It is the intention of the Company and Executive that Executive will serve as an independent contractor to the Company and not as an employee. With respect to the services provided by Executive, the Company shall not have any direction or control over the method or means of Executive's work.

               (iii) For the term of this consultancy period, the Executive shall report to the Board or its designee.

               (iv) Executive agrees that during the term of this consultancy period, the Executive will not, directly or indirectly, without the prior written consent of the Board, provide consultative or employment services with or without pay, own, manage, operate, join, control, participate in or be connected as a stockholder, partner, or otherwise with, any business, individual, partner, firm, corporation, or other entity which is then in competition with the business of the Company or any subsidiary or affiliate of the Company which is then affiliated with the Company ("Subsidiary" and "Affiliate").

               (v) It is expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the business of the Company or any Subsidiary or Affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction. Executive consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any Subsidiary or Affiliate of the Company in violation of this Agreement.

               (vi) Without limiting the generality of the foregoing, Executive agrees that any designer, manufacturer, wholesaler or retailer which designs, manufactures, markets or sells specialty apparel, clothing or accessories to the age groups between fifteen (15) and thirty-five (35) and where such designer, manufacturer, wholesaler or retailer operates within seventy-five (75) miles of any location of the Company or any Subsidiary or Affiliate, would be "in competition with the business of the Company" or its Subsidiaries or Affiliates.



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               (h) Executive must give the Company written notice of at least 60 days prior to Executive's voluntary resignation.

        4. RETURN OF DOCUMENTS AND PROPERTY. Upon the termination of Executive's employment by the Company, or at any time upon the request of the Company, Executive (or his heir or personal representative) shall deliver to the Company
(a) all documents and materials containing trade secrets and other confidential information relating to the Company's business and affairs, and (b) all other documents, materials and other property belonging to the Company or its affiliated companies that are in the possession or under the control of Executive.

        5. ASSIGNMENT. Executive's rights and obligations under this Agreement shall not be assignable by Executive. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to the transfer, by merger, liquidation, or otherwise, of all or substantially all of the business of the Company.

        6. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if telegraphed, telexed, cabled, or mailed to the other party at its address set forth below in this Section 6, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date telegraphed, telexed, cabled or deposited in the United States mail (sent by certified mail, return receipt requested) mailed, as the case may be at the following address:

                      (1) If to the Company

                             Pacific Sunwear of California, Inc.
                             5037 East Hunter Avenue
                             Anaheim, California 92705
                             Attention:  Secretary

                      (2) If to the Executive:

                             Mr. Greg H. Weaver
                             c/o Pacific Sunwear of California, Inc.
                             5037 East Hunter Avenue
                             Anaheim, California 92705

        7. MISCELLANEOUS. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof, including the Amended and Restated Employment Agreement dated November 3, 1997, Amendment No. 1 to Amended and Restated Employment Agreement dated January 31, 1999 and Amendment No. 2 to Amended and Restated Employment Agreement dated January 18, 2000 between the Company and Executive which are hereby deemed terminated as of the date of this Agreement. However, nothing within this Agreement shall supercede or affect the validity of the Confidentiality Agreement dated _______ __, 200__, by and between the Company and Executive which shall remain in full force and effect. This Agreement may only be amended in



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writing signed by both parties. No waiver by any party of any breach of this
Agreement shall be deemed to be a waiver by any party of any preceding or succeeding breach. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without regard to conflicts of laws principles. The headings contained herein are for reference purposes only and shall not in any away affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, all such counterparts together shall constitute but one and the same instrument. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            PACIFIC SUNWEAR OF CALIFORNIA, INC.

                                            By:
                                               --------------------------------
                                                   CARL W. WOMACK
                                                   Chief Financial Officer,
                                                   Vice President of Finance
                                                   and Secretary

                                            "EXECUTIVE"


                                                   GREG H . WEAVER


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